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                                                                    EXHIBIT 4.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ROWAN COMPANIES, INC.

         Rowan Companies, Inc. (formerly Rowan Drilling Company, Inc.), a corporation organized under the General Corporation Law of the State of Delaware on December 15, 1947 (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said Corporation, at a meeting duly convened and held in accordance with Sections 141 and 245 of the General Corporation Law of the State of Delaware adopted the following resolution proposing and declaring advisable the following restatement of the Certificate of Incorporation which accurately copies the entire Certificate of Incorporation, as amended, and which does not further amend the provisions of the Certificate of Incorporation, as amended, but merely restates and integrates such provisions:

         RESOLVED, that the Certificate of Incorporation, as amended, of Rowan Companies, Inc. be restated in its entirety so that said Certificate of Incorporation shall be and read as follows:

                         "CERTIFICATE OF INCORPORATION
                                       OF
                             ROWAN COMPANIES, INC.

         "FIRST. The name of the Corporation is ROWAN COMPANIES, INC.

         "SECOND. Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

         "THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

         "To establish and maintain a drilling business, with authority to own and operate drilling rigs, machinery, tools, and apparatus necessary in the boring or otherwise sinking of wells and the production of oil, gas, or water, or either, and the purchase and sale of such goods, wares, and merchandise used for such business.




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         "To establish and maintain an offshore drilling business to operate in waters under the jurisdiction of the United states of America or any State thereof or in waters under the jurisdiction of any other governmental entity, domestic or foreign, and with authority to own and operate offshore drilling rigs, vessels, machinery, tools and apparatus necessary or desirable in the boring or sinking of wells in offshore waters and the production of oil, gas, or water and the purchase and sale of such goods, wares and merchandise as may be utilized in such business.

         "To establish and maintain a business for the conduct of research and operation in the field of oceanography pertaining to all phases thereof, with authority to conduct such business in waters under jurisdiction of the United States of America, or in any State thereof, or in waters of any other governmental entity, or in waters not under the jurisdiction of any governmental entity and with authority to operate any machinery, tools and apparatus necessary or desirable for the conduct of such business and to conduct all phases of the corporation's business in all waters and land areas of the world.

         "To acquire, bring together, hold, dispose of, and deal in royalty and other interests in minerals, and to manage, control, and exploit said mineral interests, and to collect the revenue arising therefrom.

         "To store, transport, buy, and sell oil, gas, salt, brine, and other mineral solutions; also sand and clay, for the manufacture and sale of clay products.

         "To establish and maintain an oil business, with authority to contract for the lease and purchase of the right to prospect for, develop, and use coal and other minerals, petroleum and gas, also the right to erect, build, and own all necessary oil tanks, cars, and pipes necessary for the operation of the business of the same.

         "To buy, sell and furnish oil and gas for light, heat and other purposes; to lay down, construct, maintain, and operate pipelines, tubes, tanks, pump stations, connections, fixtures, storage houses and such machinery, apparatus, devices, and arrangements as may be necessary to operate such pipe and pipelines between different points in this State.

         "For the transportation of sand and clay, this corporation shall have the right to construct, maintain, and operate aerial tramways, a system consisting of wire cable supported by wooden, concrete, or steel towers, over which buckets or carriers are propelled; and may own such connections, fixtures, guy lines, and all necessary devices, storage houses, and such machinery, apparatus and arrangements as may be necessary to operate such aerial tramways between different points in this State.

         "To own, hold, use, and occupy such lands, right of way, easements, franchises, buildings, and structures as may be necessary for the purposes of such corporation, and to acquire the same by right of eminent domain under the laws



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of any state in which said remedy may be resorted to authorizing the same.

         "To accumulate and lend money, to sell and deal in notes, bonds, and securities, to act as trustee under any lawful express trust committed to it by contract, and as agent for the performance of any lawful act; to subscribe for, purchase, invest in, build, own, assign, hold, pledge and otherwise deal in and dispose of shares of capital stock, bonds, mortgages, debentures, notes, assignments, and other securities or obligations, contracts and evidences of indebtedness of foreign or domestic corporations to borrow money or issue debentures for carrying out any or all purposes above enumerated.

         "To compile and own, or to acquire and own, records or abstracts of title to lands and interests in lands; and to insure titles to lands, or interests therein, and indemnify the owners of such lands or the holders of interests in or liens on such lands, against loss or damage on account of encumbrances upon or defects in the titles of such lands, or interests therein, and to make and sell abstracts of title.

         "To work up, apply for, secure, and buy and sell patents involving processes or equipment in prospecting for producing, refining, and/or handling in any way, or determining the location of, any oil, gas, or other minerals, and for any other purpose, and to sell royalties thereunder, and to collect royalties thereunder, and to buy and sell rights under applications for patents of any and all kinds.

         "To buy and sell, at wholesale and/or retail, goods, wares, and merchandise of all kinds and character, including all kinds of equipment and real and personal property.

         "The support of any literary, charitable, or scientific undertaking.

         "To buy, sell, and hold real estate of all kinds and all kinds of interests therein and covenants relating thereto.

         "To construct and maintain telegraph and telephone lines.

         "To engage in radio telegraphy and telephony and wireless telegraphy and telephony, with authority to own, lease, conduct, maintain, and operate all the necessary plants, equipment and facilities thereto pertaining.

         "To supply water to the public and/or to private persons.

         "To cultivate for agricultural purposes lands owned, leased, or under the control of said corporation, and manufacture the products therefrom, and purchase, barter, and sell the same.

         "To construct, maintain, and operate canals, ditches, flumes, feeders, laterals, dams, reservoirs, lakes, and wells for conserving, storing, conducting, and transferring water, oil, and minerals in general.



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         "To establish, maintain, erect, or repair a hotel, office building, or apartment house, and other buildings.

         "To transact any manufacturing or mining business, and to do a general advertising business.

         "To design, purchase, and sell steel, iron, and other metal products, and the manufacture of any or all of the same, and to design, sell, construct, and erect engineering and architectural structures, including derricks and structures of every kind whatsoever, and to contract for the construction and erection of same.

         "To take and promote stock in manufacturing companies and other corporations.

         "To organize exchanges, with authority to deal in the stocks of mining companies.

         "To audit books, accounts, and transactions of persons, firms, or corporations, private, public, or municipal.

         "To construct or maintain any species of roads, railroads, and bridges, and to maintain toll roads, as well as ferries.

         "To establish and maintain garages, with authority to purchase, sell, store, house, rent, operate, repair, and otherwise deal in automobiles and other motor vehicles and their accessories, gasoline, and oils necessary to the operation of motor vehicles, including the right to deal likewise with horses, mules, and stables, airplanes, steamships, and other vessels, and other vehicles or instruments of transportation.

         "To transport goods, wares, and merchandise of all kinds, or any valuable thing.

         "To build, maintain, and operate a line of railroads to mines, gins, quarries, manufacturing plants, and mills, and the construction, operation, and maintenance of terminal railways and likewise, to build and navigate steamboats and vessels, and to carry persons and property therein.

         "The acquisition, construction, maintenance, operation, and owning the power and illuminating plants and systems of every character.

         "To buy, contract for, lease, and in any and all other ways, acquire, take, hold and own, and to sell, mortgage, lease or otherwise dispose of lands, mining claims, mineral rights, oil wells, gas wells, oil lands, gas lands and other real property, and rights and interests in and to real property, and to manage, operate, maintain, improve, and develop the said properties, and each and all of them.

         "To buy, contract for, lease, and in any and all other ways, acquire, take, hold, and own, and to sell, mortgage, lease, and otherwise dispose of all rights of way, easements, franchises, and rights thereto, and to deal in the same in every way.



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         "To buy, contract for, lease and in any and all other ways acquire, take hold and own personal property of every character and description, and to sell, mortgage, lease and otherwise dispose of the same.

         "To engage in any kind of manufacturing business and to buy, contract for, lease, construct and otherwise acquire, take, hold and own, and to sell, mortgage, lease or otherwise dispose of, manufacturing plants, and to manage, operate, maintain, improve and develop the same.

         "To buy, construct, contract for, lease and in any and all other ways, acquire, take, hold and own refineries for the treatment of petroleum and other mineral oils and gases; the tanks and other facilities for the storage thereof; the pipe lines and other facilities for the distribution thereof; and the manufacturing plants, works and appurtenances for the production, distribution, and sale of petroleum, oil, gas, and of any and all refinements and by-products thereof; to prospect for oil, to drill oil wells and to develop the same; to refine crude oil, to improve, maintain, operate and develop, and to sell, mortgage, lease or otherwise dispose of the said properties, and to sell or otherwise dispose of such petroleum oil and all refinements and by-products thereof.

         "To enter into, maintain, operate or carry on in all its branches the business of mining and of drilling, boring, and exploring for, producing, refining, treating, distilling, manufacturing, piping, carrying, handling, storing, and dealing in, buying and selling petroleum, oil, natural gas, asphaltum, bitumen, bituminous rock, and any and all other mineral and hydrocarbon substances, and any and all products or by-products which may be derived from said substances or either of them; and for such or any of such purposes to buy, contract for, lease, and in any and all other ways acquire, take, hold, and own, and to sell, mortgage, lease and otherwise dispose of, and to construct, manage, maintain, deal in and operate mines, refineries, pipe lines, tanks, machinery, wharves, steam, sailing and other vessels or water-craft of every kind, character and description, and otherwise to deal in, operate, establish, promote, carry on, conduct and manage any and all other property and appliances that may in anywise be deemed advisable in connection with the business of the corporation or any branch thereof, or that may be deemed convenient at any time by the Board of Directors of the corporation.

         "To do engineering and contracting in the designing, construction, improvement, extension, maintenance, and repair of oil or gas plants, including pipe lines, tanks, and other appliances thereto appertaining; also in the opening, developing, and operating of petroleum, gas and oil wells, both for the corporation and for others.

         "To manufacture, buy, sell and otherwise deal in gas and oil machinery and appliances; also, lumber, stone, brick, steel, iron and other materials in connection with the building, erection construction, development, improvement, extension, maintenance and repair of the properties herein enumerated, both for this corporation and for others.


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         "To prepare, buy, and sell photographs, maps, plans, sketches, analyses, appraisals, and papers on the location of, method of recovery, discovery, production, refining, transportation, and marketing of oil, gas and other minerals, and of lands in general, and to show subsurface conditions in and under any lands.

         "To assemble, educate, train, and maintain a competent staff of geologists and petroleum engineers and experts of all kinds, and to contract for their services and the information compiled by them.

         "To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in, lands and lease-holds, and any interest, estate, and rights in real property, and any personal or mixed property, and any franchises, patents, rights, copyrights, trademarks, trade names, brands, labels, licenses, or privileges necessary, convenient, or appropriate.

         "To do all and everything necessary, suitable, and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which said corporation attempts to do the same.

         "To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds, or other obligations are held or in any manner guaranteed by the company, or in which the company is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds or other obligations, or to do any acts or things designed for any such purpose; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations, and the performance of any contracts.

         "The business or purpose of the company is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies, and dependencies



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of the United States, in the District of Columbia, and in all or any foreign countries.

         "The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         "FOURTH. The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Fifty Five Million (155,000,000) of which Five Million (5,000,000) shares, par value One Dollar ($1.00) per share, shall be Preferred Stock, and of which One Hundred Fifty Million (150,000,000) shares, par value Twelve and one-half Cents ($.125) per share, shall be Common Stock."

         "A. Preferred Stock.

             "The designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock, shall be as follows:

             "1. Series. The Preferred Stock may be divided into such amounts and issued from time to time in one or more series as may be fixed and determined by the Board of Directors. The designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Preferred Stock of each series shall be such as are provided herein and as shall be stated in any resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock, any such resolution or resolutions being herein called a "Directors' Resolution". The Board of Directors is hereby authorized to fix and determine such variations in the relative, participating, optional or other special rights and preferences, and qualifications, limitations or restrictions thereof, as between series as shall be stated in a Directors' Resolution, and such authority in the Board of Directors shall include, without limitation thereof, the determination of any or all of the following and the shares of each series may vary from the share of any other series in the following respects: (a) the designation of each series, (b) the voting rights of the holders of shares of any series, (c) the number of shares constituting any such series, (d) the rate or amount of dividends if any, and the determination of whether any such dividends shall be cumulative or non-cumulative, (e) the price at and the terms and conditions on which shares of any such series may be redeemed, (f) preference rights upon, and the amounts payable in the event of, liquidation, dissolution or winding up, (g) sinking fund provisions for the redemption or purchase of shares of any such series,
(h) the terms and conditions on which shares of any such series may be converted if such shares are issued with a privilege of conversion, and (i) any other special rights of the shares of any such series as the Board of Directors shall determine in its Director's Resolution.

             "2. Dividends. The Preferred Stock of each series may be entitled to receive, when and as declared by the Board of Directors, dividends payable at the rate and on


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such other terms and conditions (including the cumulative or non-cumulative nature thereof) as may be fixed for such series, in preference to dividends on the Common Stock or on any other shares of capital stock of the Corporation ranking junior to the Preferred Stock as to dividends (herein called "Junior Stock").

             "3. Voting. So long as any shares of Preferred Stock are outstanding, the Corporation shall not amend, alter or repeal any of the provisions of the Certificate of Incorporation (which term includes each and all Directors' Resolutions) so as to affect adversely the rights, powers or preferences of any one or more series of Preferred Stock or of the holders thereof without the consent of the holders of at least two-thirds (2/3) of the total number of outstanding shares of the several series so affected or of the single series solely affected, given in person or by proxy, by vote at a meeting called for that purpose. In the application of these provisions, any amendment which would increase the number of authorized shares of Preferred Stock or which would authorize or create any shares of stock ranking prior to or on a parity with the Preferred Stock as to dividends or as to distribution of assets, shall be considered as affecting adversely the right of all outstanding shares of Preferred Stock, but the consent of the holders of only a majority of outstanding shares of Preferred Stock will be required to authorize an amendment which increases the number of authorized shares of Preferred Stock or which authorizes or creates shares of stock ranking on a parity with the preferred stock as to dividends or as to distribution of assets. The holders of shares of preferred stock shall have no voting power in the election of directors or for any other purposes, except as otherwise expressly provided herein, in a Directors' Resolution, or by law.

         "4. Special Directors. The Board of Directors, in a Directors' Resolution, may provide that whenever at any time or times dividends payable on any series of Preferred Stock shall be in arrears in the equivalent of at least six quarterly dividends, there shall be vested in the holders of the shares of all outstanding Preferred Stock, voting as one class and with one vote for each share, the right to elect a maximum of two (2) additional directors of the Corporation. Such right of the holders of shares of Preferred Stock to vote for the election of directors may be exercised at any annual meeting or at any special meeting called for such purpose, or at any adjournment thereof, until all arrearages in cumulative dividends, if any, on the outstanding shares of each series of Preferred Stock shall have been paid in full or declared and funds sufficient for the payment thereof deposited in trust, and until any non-cumulative dividends on the outstanding shares of each series of Preferred Stock shall have been paid regularly for at least a year, and when so paid or provided for, then all rights of the holders of shares of Preferred Stock under this paragraph shall cease. So long as such right to vote continues, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more of the outstanding shares of any series of Preferred Stock as to which dividends are in arrears as aforesaid, addressed to the Secretary at the principal office of the Corporation, shall call a special meeting of the holders of the shares of Preferred Stock for the election of such directors as provided herein. Such meeting shall be held within fifty (50) days after delivery of such request to such Secretary at the place and upon the notice provided by law and in the bylaws of the Corporation for the holding of meetings of its stockholders. If at any such meeting or at any adjournment thereof, the holders of at least a majority of the then outstanding shares of Preferred Stock entitled to vote in such election shall be present or represented by proxy, then, by vote of the holders of at least a majority of all such shares of Preferred Stock present or represented at such meeting, the then authorized number of directors of the Corporation shall be increased and the holders of such shares of Preferred Stock shall be entitled to elect such additional directors. Directors so elected shall serve until the next annual meeting or until their successors shall be elected and shall qualify; provided, however, that whenever all arrearages in cumulative dividends on all outstanding shares of Preferred Stock shall have been paid or declared and funds sufficient for the payment thereof deposited in trust, and whenever all non-cumulative dividends on all outstanding shares of Preferred Stock shall have been paid regularly for at least a year, the term of office of the persons so elected as directors shall forthwith terminate, and the number of the whole Board of Directors of the Corporation shall be reduced accordingly. In case of any vacancy occurring among the directors so elected, the remaining directors who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant. In any vote under this Paragraph 4, each share of the Preferred Stock shall be entitled to one vote.

         "5. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Preferred Stock of each series shall be entitled to payment of such amount or amounts in preference to any payments on Junior Stock, as shall be provided in the Directors' Resolution providing for the issuance of such shares. In any such event, if the assets available for distribution shall be insufficient to permit payment of the full preferential amount due to all holders of Preferred Stock, then distributions shall be made ratably among such holders according to the amount due each. The merger of this Corporation with and into, the consolidation of this Corporation with, and the sale of all or substantially all of the assets of this Corporation to another corporation, association or person shall not constitute a liquidation, dissolution or winding up of the Corporation for purposes of this paragraph 5.

     "B. Common Stock

         "1. Dividends and Voting. When dividends on the Preferred Stock, if any, to the extent of the preference to which such Preferred Stock is entitled, shall have been paid or declared and set apart for payment, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefore. The holders of Common Stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of this Certificate of Incorporation. In the exercise of its voting power, the Common Stock shall be entitled to one vote for each share held.

         "2. Liquidation. After payment shall have been made to the holders of the Preferred Stock, if any, in the amounts to which such holders may be entitled in the event of any liquidation or dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed ratably among the holders of the Common Stock according to their respective shares.

     "C. Denial of Preemptive Rights

         "No holder of shares of any class of the Corporation shall have any preemptive right to subscribe for or acquire additional shares of the Corporation of the same or any other class, whether such shares shall be hereby or hereafter authorized; and no holder of shares of any class of the Corporation shall have any right to acquire any shares which may be held in the treasury of the Corporation; all such additional or treasury shares may be sold for such consideration, at such time, and to such person or persons as the Board of Directors may from time to time determine.

     "FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

     "SIXTH. The existence of this corporation is to be perpetual.

     "SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     "EIGHTH. All of the powers of this Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation. In furtherance and not in limitation of that power the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time By-Laws of this Corporation, subject to the right of the stockholders entitled to vote with respect thereto to adopt, alter, amend and repeal By-Laws made by the Board of Directors; provided, however, that By-Laws shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except by the vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors.

     "NINTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding upon all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     "TENTH. (A) Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of capital stock of this Corporation normally entitled to vote in the election of directors shall be required for the approval or authorization of any "business combination" (as hereinafter defined) of this Corporation with any "Related Person" (as hereinafter defined), provided, however, that such 80% voting requirement shall not be applicable if:

     "(1) The business combination was approved by the Board of Directors of the Corporation in a resolution adopting a memorandum of understanding with such Related Person with respect to and substantially consistent with such transaction prior to the acquisition by such Related Person of the beneficial ownership of ten percent (10%) or more of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors; or

     "(2) The business combination is solely between this Corporation and a Related Person, fifty percent (50%) or more of the voting stock of which is owned by this Corporation; provided that each stockholder of this Corporation receives the same type of consideration in such transaction in proportion to his stockholdings, or

     "(3) The business combination is one to which any Related Person is not directly or indirectly a party.

"(B) For purposes of this Article TENTH:

     "(1) The term "business combination" shall mean (a) any merger or consolidation of this Corporation with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage or any other security device, of all or any substantial part of the assets of this Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person, (c) any merger or consolidation of a Related Person with or into this Corporation or a subsidiary of this Corporation, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation, (e) the issuance of any securities of this Corporation or a subsidiary of this Corporation to a Related Person, (f) the acquisition by this Corporation or a subsidiary of this Corporation of any securities of a Related Person, (g) any reclassification of Common Stock of this Corporation, or any recapitalization involving Common Stock of this Corporation, consummated within five years after a Related Person becomes a Related Person, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of business combination;

     "(2) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with their "affiliates" and "associates" (defined below), "beneficially" owns (as this term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any subsequent amendment thereto or similar rule adopted in lieu thereof), in the aggregate ten percent (10%) or more of the outstanding shares of capital stock of the Corporation normally entitled to vote in the election of directors, any "affiliate" or "associate" (as those terms are defined in the Rule 12b-2 under the Securities Exchange Act of 1934, or any subsequent amendment thereto or similar rule adopted in lieu thereof) of any such individual, corporation, partnership or other person or entity;

     "(3) The term "substantial part" shall mean more than ten percent (10%) of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made;

     "(4) Without limitation, any shares of capital stock of this Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such Related Person.

"(C) Notwithstanding the foregoing, the provisions of this Article TENTH shall not apply to any stockholder of record of any class of stock of this Corporation who is indicated as such in the stock record books of this Corporation on the date set for determination of the stockholders entitled to notice of and to vote at the stockholders' meeting at which this Article TENTH is adopted, except to the extent that any such stockholder shall acquire, at any time after such record date, ten percent (10%) or more of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

     "ELEVENTH. All elections of directors shall be vive voce unless one or more stockholders present at the meeting at which directors are elected shall request in writing that such election be by ballot.

     "TWELFTH. No contract or other transaction between the Corporation and any other firm, corporation, association or person and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors, officers or stockholders of the Corporation are pecuniarily or otherwise interested in such transaction, or are directors, officers or stockholders of, or are in any way interested in, such other firm, corporation or association. Any director, officer or stockholder of the Corporation individually or any firm, corporation, or association in which any such person is interested, may be a party to, or may be pecuniarily or otherwise interested in, any transaction of the Corporation. Any director of the Corporation who has any pecuniary or other interest in such transaction or is a director, stockholder or officer of, or is in any way interested in, such other firm, corporation or association, upon such disclosure of his interest therein to the board of directors may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such transaction, and may vote thereat to authorize any such transaction, with like force and effect as if he were not such director, stockholder, or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation. No director, officer or shareholder of the Corporation shall be liable to the Corporation by reason of contracting with the Corporation for his own benefit or for the benefit of any firm, corporation or association in which any such person is in any way interested if such interest has been disclosed to the Corporation.

     "Any contract, transaction or act of the Corporation or of the directors, which, after such disclosure of the persons interested therein, shall be ratified by a majority of a quorum of the stockholders of the Corporation (or such greater percentage as may be specified by the By-Laws of the Corporation or by the General Corporation Law of the State of Delaware) at any annual or special meeting, shall be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction, or act, nor shall this provision require the submission of such matters to a vote of the stockholders.

     "THIRTEENTH. Each director and officer of the Corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor, shall be indemnified by the Corporation against all expenses (including costs and attorneys' fees) actually and necessarily incurred or paid by him in connection with the defense of any action, suit or proceeding of whatever nature, to which he may be made a party by reason of his being or having been such director or officer, or by reason of any action or omission or alleged action or omission by him in such capacity, and against any amount or amounts which may be paid by him (other than to the Corporation) in satisfaction of a judgment or in reasonable settlement of any such action, suit or proceeding where the Corporation shall have received the written opinion of independent counsel that such director or officer was not negligent or guilty of misconduct in the performance of his duties as such, and in the case of a settlement where it is in the interest of the Corporation that such settlement be made. In cases where such action, suit or proceeding shall proceed to final adjudication, such indemnification shall not extend to matters as to which it shall be adjudged that such director or officer is liable for negligence or misconduct in the performance of his duties as such. The right of indemnification herein provided for shall not be exclusive of any other rights to which any director or officer or person may now or hereafter be entitled under any bylaw, agreement, vote of stockholders, or otherwise, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such director or officer.

     "FOURTEENTH. (A) The number of directors of the Corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws. The directors of the Corporation need not be stockholders therein.

     "(B) The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Initially, Classes I and II shall consist of three directors each and Class III shall have four directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1980; each initial director in Class II shall hold office until the annual meeting of stockholders in 1981; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1982.

     "(C) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal for cause, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

     "(D) Notwithstanding any of the foregoing provisions of this Article FOURTEENTH, each director shall serve until his successor is elected and qualified or until his death, retirement, resignation or removal for cause. Should a vacancy occur or be created, whether arising through death, resignation or removal of a director for cause, or through an increase in the number of directors of any class, such vacancy shall be filled by a majority vote of the remaining directors of the class in which such vacancy occurs, or by the sole remaining director of that class if only one such director remains, or by the majority vote of the remaining directors of the other two classes if there be no remaining member of the class in which the vacancy occurs. A director so elected to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he was elected.

     "FIFTEENTH. Action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

     "SIXTEENTH. The provisions set forth in this Article SIXTEENTH and in the Articles EIGHT, TENTH, FOURTEENTH AND FIFTEENTH herein may not be repealed or amended in any respect, and no article imposing cumulative voting in the election of directors may be added, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the capital stock of this Corporation entitled to vote in the election of directors."

     SECOND: That the aforesaid Restated Certificate of Incorporation was duly adopted by the Board of Directors of said Corporation in accordance with the applicable provisions of Sections 141 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Rowan Companies, Inc. has caused this Certificate to be signed by C. R. Palmer, its President, and D. C. Anderson, its Secretary, the 17th day of February, 1984.



                                       /s/ C.R. PALMER
                                       -------------------------------------
                                                   President

ATTEST:


                                       /s/ D.C. ANDERSON
                                       -------------------------------------
                                                   Secretary

STATE OF TEXAS           )
                         )   SS:
COUNTY OF HARRIS         )


     BE IT REMEMBERED that on this 17th day of February, 1984, personally came before me, a Notary Public in and for the County and State aforesaid, C. R. Palmer, President, and D. C. Anderson, Secretary of Rowan Companies, Inc., a corporation of the State of Delaware, and they duly executed said Certificate before me, and severally acknowledged the said Certificate to be their act and deed and the act and deed of said Corporation and the facts stated therein are true and that the signatures of the said officers are in the handwriting of each of said officers respectively.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[NOTARIAL SEAL]                              /s/ SUSAN M. STEINER
                                             ----------------------------------
                                             Notary Public, STATE OF TEXAS

                                             My Commission Expires:


                                             February 4, 1986
                                             -----------------------------------